                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                 TEJON RANCH CO.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 TEJON RANCH CO.
                              Post Office Box 1000
                             Lebec, California 93243


                                                                  April 10, 2002


Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Tuesday, May 7, 2002, at 9:30 A.M., at the Beale Memorial Library, 701 Truxtun Avenue, Bakersfield, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

          The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

          It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date, and mail the enclosed proxy at your earliest convenience.

          Your interest and participation in the affairs of the Company are greatly appreciated.

                                       Sincerely,



                                       Robert A. Stine,
                                       President and Chief Executive Officer

                                 TEJON RANCH CO.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       on
                                   May 7, 2002

          The Annual Meeting of Stockholders of Tejon Ranch Co. (the "Company") will be held at the Beale Memorial Library, 701 Truxtun Avenue, Bakersfield, California on Tuesday, May 7, 2002, at 9:30 A.M., California time, for the following purposes:

                  1.     To elect four directors.

                  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The names of the nominees of the Board of Directors of the Company for election at the meeting are: John L. Goolsby, Norman Metcalfe, Kent G. Snyder and Michael H. Winer.

          The Board of Directors has fixed the close of business on March 20, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

          Your attention is invited to the accompanying Proxy Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy, for which a return envelope is provided.

                               For the Board of Directors,


                               RAYBURN S. DEZEMBER, Chairman of the Board
                               DENNIS MULLINS, Secretary


Lebec, California
April 10, 2002

PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY.

                                TEJON RANCH CO.
                             Post Office Box 1000
                            Lebec, California 93243

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                  May 7, 2002

          This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 7, 2002.

          It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about April 10, 2002.

                            SOLICITATION OF PROXIES

          At the meeting, the stockholders of the Company will be asked (1) to elect four directors, and (2) to transact such other business as may properly come before the meeting. Your Board of Directors is asking for your proxy for use at the meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

          The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, other electronic means, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange.


                            RECORD DATE AND VOTING

          Holders of shares of Common Stock of record at the close of business on March 20, 2002, are entitled to notice of, and to vote at, the meeting. There were 14,359,415 shares of Common Stock outstanding at the record date. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked and except as indicated below under "Election of Directors," shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board of Directors as shown on the proxy. Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who withhold authority will be considered present for purposes of determining a quorum. The rules of the New York Stock Exchange permit member organizations ("brokers") to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain "routine" matters, including the election of directors, but do not permit such votes on "non-routine" matters. Situations where brokers do not vote on non-routine proposals are referred to as "broker non-votes." Broker non-votes will not be counted as present for purposes of determining a quorum and will have no effect on the outcome of the voting for any "non-routine" matters that may arise at the meeting.

          Stockholders vote cumulatively in the election of directors. Cumulative voting means that each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. The four (4) candidates receiving the highest number of affirmative votes will be elected as directors. On all other matters, stockholders are entitled to one vote per share held. The proxies being solicited include authority of the proxy holders to cumulate votes.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of Company Common Stock outstanding as of March 20, 2002. The table also provides the stock ownership as of the same date of all directors, the most highly compensated executive officers during 2001, and all directors and officers as a group.


                                                                    Amount and
                                                                     Nature of
                                                                    Beneficial                    Percent
      Name and Address of Stockholder                              Ownership(1)                   of Class
      -------------------------------                             -------------                   --------
      Ardell Investment Company                                   1,034,528 (2)                        7.20%
           P.O. Box 1715
           Newport Beach, CA 92659

      M.H. Sherman Company                                        1,140,630 (2)                        7.94%
           P.O. Box 1715
           Newport Beach, CA 92659

      EQSF Advisers, Inc.                                         4,229,114 (3)                       29.45%
           767 Third Avenue
           New York, NY  10017

      Carl Marks Management Company, L.P.                           585,083 (4)                        4.07%
           135 East 57th Street
           New York, NY  10022

      State of Wisconsin Investment Board                         1,239,731 (5)                        8.63%
           P.O. Box 7842
           Madison, WI 53707

      Directors
      ---------
      Otis Booth, Jr.                                                11,577 (6)                     below 1%

      Craig Cadwalader                                            2,201,230 (7)                       15.33%

      Dan T. Daniels                                              2,207,694 (8)                       15.37%

      Rayburn S. Dezember                                            11,577 (9)                     below 1%

      John L. Goolsby                                                 9,207 (9)                     below 1%

      Norman Metcalfe                                                 7,025 (6)                     below 1%

      George G.C. Parker                                              3,168 (9)                     below 1%

      Robert C. Ruocco                                              590,326 (10)                       4.11%

      Kent G. Snyder                                                  7,574 (6)                     below 1%

      Geoffrey L. Stack                                               5,761 (11)                    below 1%

      Robert A. Stine                                               205,889 (12)                       1.43%

      Michael H. Winer                                            4,229,114 (13)                      29.45%

      Executive Officers
      ------------------
      Joseph E. Drew                                                      0                                0

      Allen E. Lyda                                                  32,285 (14)                    below 1%

      Dennis Mullins                                                 33,673 (14)                    below 1%

      Jeffrey H. Warren                                               1,000 (14)                    below 1%

      All officers and directors as a group                       7,368,440                           51.31%
      (18 persons)

----------
(1) In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options are held by directors and officers individually.

(2) Does not include 26,072 shares (0.18% of the number of shares outstanding) owned of record and beneficially by the Sherman Foundation, a non-profit public charity, three of the trustees of which are directors of Ardell Investment Company and M.H. Sherman Company, those being Messrs. Donald Haskell, Craig Cadwalader and Dan
          T. Daniels, the latter two of whom are directors of the Company. Mr. Haskell is President of the Sherman Foundation, is Chairman and a director of Ardell Investment Company, is Chairman of the Board and a director of M.H. Sherman Company, and has the power to vote a majority of the shares of Ardell Investment Company and M.H. Sherman Company. Mr. Haskell also owns personally 51,100 shares of the Company. Mr. Haskell disclaims beneficial ownership of the shares owned by the Sherman Foundation for all other purposes.

(3) Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 274,600 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 287,180 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by Aegon/Transamerica Series: Third Avenue Value Fund. EQSF Advisers, Inc. has sole voting and investment power with respect to these shares. Also includes 91,923 shares owned of record by various individual investment accounts managed by M.J. Whitman Advisers, Inc., an entity under common ownership, management and control with EQSF Advisers. M.J. Whitman Advisers has sole investment power with respect to those shares and sole voting power with respect to 88,145 of those shares.

(4) Includes 585,083 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P. Carl Marks Management Company, L.P. has sole voting and investment power with respect to these shares.

(5)       Based upon information provided to the Company by the stockholder on a
          Schedule 13G dated February 15, 2002, and filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(6) Includes shares underlying options that are currently exercisable as follows: Mr. Booth 10,454 shares, Mr. Metcalfe 5,228 shares, and Mr. Snyder 7,574 shares.

(7) Includes 1,034,528 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by the Sherman Foundation. Mr. Cadwalader is President and a director of Ardell Investment Company and M.H. Sherman Company and a trustee of the Sherman Foundation. Mr. Cadwalader disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes.

(8) Includes 1,034,528 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by the Sherman Foundation. Mr. Daniels is Executive Vice President, Treasurer and a director of Ardell Investment Company, President and a director of M.H. Sherman Company, and Vice President, Secretary and a trustee of the Sherman Foundation. Mr. Daniels disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes. Also includes 6,464 shares underlying options held by Mr. Daniels that are currently exercisable.

(9) The shares owned by each of Messrs. Dezember, Goolsby and Parker are held by a family trust concerning which the director and his spouse share voting and investment power. Includes shares underlying options that are currently exercisable as follows: Mr. Dezember 10,454 shares, Mr. Goolsby 7,859 shares, and Mr. Parker 2,606 shares.

(10) Includes 585,083 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P. Mr. Ruocco is a General Partner of Carl Marks Management Company, L.P. and shares voting and investment power. Includes 5,243 shares underlying options held by Mr. Ruocco that are currently exercisable.

(11) The shares owned by Mr. Stack are held as community property; he and his spouse share voting and investment power with respect to their shares. Includes 5,717 shares underlying options that are currently exercisable.

(12) The shares owned by Mr. Stine are held by a family trust concerning which he and his spouse share voting and investment power. Includes 198,954 shares underlying options that are currently exercisable.

(13) Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 274,600 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 287,180 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by Aegon/Transamerica Series: Third Avenue Value Fund. Also includes 91,923 shares owned of record by various individual investment accounts managed by M.J. Whitman Advisers, Inc., an affiliated entity to EQSF Advisers. M.J. Whitman Advisers has sole investment power with respect to those shares and sole voting power with respect to 88,145 of those shares. Mr. Winer is a Portfolio Manager of both EQSF Advisers and M.J. Whitman Advisers and shares voting and investment power. Mr. Winer disclaims beneficial ownership of the shares owned by said entities for all other purposes.

(14) The shares owned by Messrs. Lyda, Mullins and Warren are held as community property concerning which the officer and his spouse share voting and investment power. The totals for Messrs. Lyda, Mullins and Warren include shares underlying options that are currently exercisable as follows: Mr. Lyda 27,378 shares, Mr. Mullins 31,288 shares, and Mr. Warren 1,000 shares.


                             ELECTION OF DIRECTORS

          The Board of Directors now consists of twelve directors divided into three classes based upon when their terms expire. The terms of four directors (Class I) expire at the 2003 Annual Meeting, the terms of four directors (Class
II) expire at the 2004 Annual Meeting, and the terms of four directors (Class
III) expire at the 2002 Annual Meeting. The regular terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

          The names of the nominees of the Board of Directors for election as directors at the 2002 Annual Meeting (all of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to other directors of the Company.

          Other than nominations made at the direction of the Board of Directors, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company's books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

          Except as noted below, each proxy solicited by and on behalf of the Board of Directors will be voted "FOR" the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one fourth of the votes to which the stockholder is entitled will be cast for each of the four nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2002 Annual Meeting are nominated as candidates for director by persons other than the Board of Directors, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board of Directors or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

          All references to the Company in the table below and the remainder of this Proxy Statement relating to periods prior to June 1987 include references to Tejon Ranch Co., a California corporation and the Company's predecessor, which became a wholly owned subsidiary of the Company as a result of a reincorporation transaction consummated in June 1987.

                                                                                  First
         Nominees for Class III Directors Whose Terms Expire in 2004              Became
                  and Principal Occupation or Employment(1)                      Director                 Age
                  -----------------------------------------                      --------                 ---
John L. Goolsby(5)                                                                 1999                   60
    Private investments and real estate; Director of America
    West Holdings Corporation

Norman Metcalfe(4)(5)                                                              1998                   59
    Real estate and investments; Director of The Ryland Group

Kent G. Snyder(3)                                                                  1998                   65
    Attorney at Law; Director of First Fidelity Investment & Loan
    and Life Financial Corp.

Michael H. Winer                                                                   2001                   46
    Portfolio Manager, EQSF Advisers, Inc. and M.J. Whitman
    Advisers, Inc., investment management


      Continuing Directors and Principal Occupation or Employment(1)
      --------------------------------------------------------------

Otis Booth, Jr.(3)                                                                 1970                   78
    Private investments and ranching; Director of Clipper Fund, Inc.

Craig Cadwalader(3)                                                                1994                   61
     President and Director, Ardell Investment Company, investments;
     Director, M.H. Sherman Company

Dan T. Daniels(2)(3)(4)(5)                                                         1982                   60
    President and Director, M.H. Sherman Company, investments

Rayburn S. Dezember(2)(4)                                                          1990                   71
    Private investments; Chairman of the Board, Tejon Ranch Co.;
    Director, Bolthouse Farms, Inc., and The Bakersfield Californian

George G.C. Parker(3)                                                              1999                   63
    Dean Witter Distinguished Professor of Finance, Graduate School of
    Business, Stanford University; Director of Continental Airlines, Inc.,
    Barclays Global Investors, and California Casualty Insurance Companies

Robert C. Ruocco(4)                                                                1997                   43
    General Partner, Carl Marks Management Company, L.P.,
    investment management; Director of Sport & Health
    Company, L.C. and Anchor Glass Container Corporation

Geoffrey L. Stack(3)(5)                                                            1998                   58
     Managing Director, SARES.REGIS Group, real estate development and management; Director of Arral & Partners

Robert A. Stine(2)(5)                                                              1996                   55
     President and Chief Executive Officer, Tejon Ranch Co.;
     Director of First Community Bancorp and The Bakersfield
     Californian

------------
(1) Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company.

         Mr. Goolsby served as President and Chief Executive Officer of The Howard Hughes Corporation, a real estate development company, from 1990 until his retirement in July 1998. Mr. Parker also served as Senior Associate Dean for Academic Affairs and Director of the MBA Program at Stanford from 1993 to 2001. Mr. Winer has been a Portfolio Manager at M.J. Whitman Advisers since September 1998 and at EQSF Advisers since June 2001. Previously, he held other positions at EQSF and certain of its affiliates, including Real Estate Analyst and Managing Director.

(2)      Member of Executive Committee.

(3)      Member of Audit Committee.

(4)      Member of Compensation Committee.

(5)      Member of Real Estate Committee.

         The terms of Messrs. Booth, Daniels, Ruocco and Stack expire at the 2003 Annual Meeting, and the terms of Messrs. Calwalader, Dezember, Parker and Stine expire at the 2004 Annual Meeting.

Board of Directors and Committees

         Standing committees of the Board of Directors include the Executive, Audit, Compensation, and Real Estate Committees. The major functions of each of these committees are described briefly below.

         Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee also functions as the Nominating Committee as needed. In this role, it periodically searches for and considers qualified candidates to serve on the Board of Directors. However, the nominees for director proposed by the Board of Directors are selected by the entire Board. The Committee will consider nominees for director recommended by stockholders. Any such recommendations should be submitted in writing to the Secretary of the Company at its principal office.

         The Audit Committee acts on behalf of the board of directors in fulfilling the board's oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. The Charter of the Audit Committee was adopted and approved by the Board of Directors in 2000 and is attached as an Appendix to this Proxy Statement. Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

         The Compensation Committee periodically reviews and either adjusts or recommends to the Board of Directors appropriate adjustments to the compensation arrangements for executive officers.

         The Real Estate Committee reviews all activities and issues related to the Company's real estate assets and opportunities. It receives and considers the analyses of the Company's outside land use and development consultants. The Committee directs management on the direction that the Company's real estate activities should take.

         During 2001, there were four meetings of the Board of Directors, none of the Executive Committee, two of the Audit Committee, two of the Compensation Committee, and two of the Real Estate Committee. The Board of Directors has determined that the Audit Committee should meet quarterly in 2002 and future years. During 2001 all incumbent directors attended 75% or more of the aggregate total of such meetings of the Board of Directors and committees of the Board on which they served.

Director Compensation

         Directors who are not employees of the Company receive an annual retainer of $24,000, a fee of $1,000 for attendance at any meeting of the Board, a fee of $500 per Committee meeting attended by such director on the day of a Board meeting, and a fee of $1,000 per Committee meeting attended by such director on a day when the Board is not meeting. The fees are payable if the meeting was attended in person or by telephone conference call. The annual retainer is payable one-half in cash and one-half in stock options valued using the Black-Scholes method, unless the director elects to receive his entire retainer in stock options. If a director owns beneficially, or is affiliated with a person or entity which owns beneficially, 5% or more of the outstanding shares of the Common Stock of the Company, then that director may elect to receive his entire annual retainer in cash.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Messrs. Drew, Lyda and Severy failed to timely file reports due following changes in their ownership of the Company's Common Stock during 2001, but promptly completed the filings when the failure to file was called to their attention.


                            EXECUTIVE COMPENSATION

         The following table shows the aggregate compensation paid on an accrual basis by the Company and its subsidiaries during 2001 and each of the two previous years to the Chief Executive Officer and to the four other executive officers of the Company who were most highly compensated in 2001.

                           SUMMARY COMPENSATION TABLE


                       ANNUAL COMPENSATION                                  LONG TERM
                                                                          COMPENSATION
--------------------------------------------------------------------------------------------------------------------------
              NAME                                                   RESTRICTED    SECURITIES
               AND                                                     STOCK       UNDERLYING        ALL OTHER
            PRINCIPAL                     SALARY(1)     BONUS(1)     AWARDS(2)      OPTIONS       COMPENSATION(3)
            POSITION               YEAR      ($)          ($)           ($)           (#)               ($)
--------------------------------------------------------------------------------------------------------------------------
Robert A. Stine                    2001    310,000      137,268               0        167,500          6,250
    President and Chief            2000    310,000      149,182               0              0          5,700
    Executive Officer              1999    310,000      142,442         120,000        106,137          5,600


Dennis Mullins                     2001    170,000       61,081          92,354         46,000          3,800
    Vice President,                2000    155,000       55,493               0              0          3,500
    General Counsel and            1999    155,000       78,825               0         28,946          3,400
    Secretary


Allen E. Lyda                      2001    170,000       49,419               0         39,000          3,800
    Vice President, Chief          2000    155,000       53,968               0              0          3,500
    Financial Officer, Treasurer   1999    155,000       59,734          60,000         28,946          3,400
    and Assistant Secretary


Jeffrey H. Warren (4)              2001    135,000       50,301               0         22,500              0
    Vice President                 2000     11,250            0               0              0              0

Joseph E. Drew (4)                 2001    112,500       35,000               0         35,000              0
    Vice President
--------------------------------------------------------------------------------------------------------------------------

--------------
(1) Amounts shown include salary earned and received by executive officers. The bonus amounts shown were accrued by the Company in the years shown but were received by the officers in January and February of the following years.

(2) The amounts in this column represent the value of restricted stock granted under the 1998 Stock Incentive Plan based on the closing price of the Company's Common Stock on the New York Stock Exchange on the date the issuance of the shares was authorized by the Board of Directors. The valuations of the shares in the table do not reflect the effect of the contingencies on the value of the shares when they were granted. The restrictions were removed in September 2001 when the contingencies were satisfied.

(3) The amounts in this column include the matching contributions made by the Company under its 401(k) defined contribution plan and contributions made to the officers' Supplemental Executive Retirement Plans.

(4) Mr. Warren commenced employment with the Company on December 1, 2000, and Mr. Drew commenced employment with the Company on March 19, 2001.

          The Company has entered into an agreement with Mr. Stine providing for him to serve as President, Chief Executive Officer and a director of the Company. Although the agreement does not provide for a term of employment, Mr. Stine will be entitled to continuation of his salary for one year if the Company terminates his employment without cause. In addition such a termination would result in acceleration of the exercise dates of Mr. Stine's stock options. The agreement also provides for customary perquisites.

          The Company has entered into agreements with each of the officers named in the Summary Compensation Table providing each officer with specified severance benefits in the event the Company terminates his employment without cause, or the employee terminates his employment for good cause, within two years following, or prior to and in connection with or anticipation of, a change of control of the Company. "Change of control" is defined to mean a liquidation of the Company; a change in the identity of a majority of the directors on the Board (with certain exceptions); the acquisition by any person or group of beneficial ownership of 20% or more of the outstanding shares of Common Stock or voting power of the Company (with certain exceptions); or a transaction or series of transactions resulting in the sale of substantially all of the Company's assets or the merger, consolidation or reorganization of the Company, unless control of the Company or a successor company that acquires the Company's assets is substantially the same after the transaction (as defined). The severance benefits generally consist of the continuation (for up to 36 months for Mr. Stine and 30 months for the other officers (subject to certain limitations) of the employee's salary and Company health and life insurance, the continuation for a substantially shorter period of time of applicable perquisites, including Company car, country club membership and/or Company housing, and the acceleration of the exercise dates of all outstanding options to purchase capital stock of the Company.

Stock Options

          The Company has a 1992 Stock Option Plan providing for the granting of options to purchase a maximum of 230,000 shares of Common Stock and a 1998 Stock Incentive Plan providing for the granting of awards, including stock options, with respect to a maximum of 1,600,000 shares of Common Stock. During 2001 options were granted to the officers named in the Summary Compensation Table under the 1998 Stock Incentive Plan to purchase shares as shown in the table below. No options were granted under the 1992 Stock Option Plan in 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              PERCENT OF
                                            TOTAL OPTIONS
                            OPTIONS           GRANTED TO         EXERCISE OR                               GRANT DATE
         NAME               GRANTED          EMPLOYEES IN         BASE PRICE          EXPIRATION            PRESENT
                                             FISCAL YEAR       (per share) (1)           DATE               VALUE(2)
---------------------------------------------------------------------------------------------------------------------------
Robert A. Stine             77,500               20%                $20.32             1/22/11              626,975
                            90,000               23%                $23.55             12/3/11              813,600


Dennis Mullins              21,000                 5%               $20.32             1/22/11              169,890
                            25,000                 6%               $23.55             12/3/11              226,000


Allen E. Lyda               21,000                 5%               $20.32             1/22/11              169,890
                            18,000                 5%               $23.55             12/3/11              162,720


Jeffrey H. Warren            5,000                 1%               $20.32             1/22/11               40,450
                            17,500                 4%               $23.55             12/3/11              158,200


Joseph E. Drew              30,000                 8%               $23.55             12/3/11              271,200

------------
(1) The options granted in 2001 become exercisable as to 20% of the shares on the first through fifth, inclusive, anniversary of the dates of grant. The term of the options in ten years. If the option holder leaves the employ of the Company for any reason other than death of disability, the options terminate three months after such termination of employment and are exercisable during that period only to the extent that they were exercisable on the date of termination of employment. In the case of termination of employment as a result of death or disability, the options terminate one year after such death or disability and are exercisable during that period only to the extent they were exercisable on the date of death or disability. The exercise dates of the options accelerate in the event of a "change of control," which is defined to include a merger, consolidation, transfer of all or substantially all assets, or the issuance or transfer of stock or other transactions or series of related transactions as a result of which persons or entities other than the stockholders of the Company immediately before the transaction or transactions own at least 80% of the voting stock of the Company or its successor immediately after the transaction or transactions.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The grant date present value of these options was estimated with the following weighted average assumptions for 2001: Risk-free interest rate of 5.00%; dividend rate of 0%; volatility factor of the expected market price of the Company's common stock of .34; and a weighted average expected live of the options of 5 years from the option grant date.


          The following table shows the number of shares issued upon exercise of options in 2001 and the number of shares subject to exercisable and nonexercisable stock options outstanding at December 31, 2001, and held by executive officers named in the preceding Summary Compensation Table.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE


                                                                            NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                                                                   OPTIONS           IN-THE-MONEY OPTIONS
                                                                                 AT FY-END(#)          AT FY-END($)(1)
                               SHARES ACQUIRED                                   EXERCISABLE/            EXERCISABLE/
           NAME                 ON EXERCISE(#)       VALUED REALIZED ($)        UNEXERCISABLE           UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
Robert A. Stine                       0                       0                176,454/367,181        $920,738/$752,895
Dennis Mullins                        0                       0                 29,688/90,568         $125,325/$161,690
Allen E. Lyda                       14,000                $145,040              19,978/89,968          $27,509/$170,994
Jeffrey H. Warren                     0                       0                    0/22,500               $0/$24,250
Joseph E. Drew                        0                       0                    0/30,000               $0/$10,800

-----------------
(1) Market value of underlying securities at year end, minus the exercise price of options.

Pension Plan

          The Company contributes each year to a Pension Plan for most of its employees the amount necessary to fund the Plan on an actuarially sound basis. The amounts of these annual contributions are not included in the compensation table above. Pension benefits to be received from the Plan upon retirement are determined by an employee's five year final average annual compensation, length of service with the Company and age at retirement, subject to certain limitations imposed on a qualified retirement plan by the Internal Revenue Code.

          In 1991 the Company adopted a Supplemental Executive Retirement Plan (the "SERP") in order to restore to executives designated by the Compensation Committee of the Board of Directors the full benefits under the Pension Plan which would otherwise be restricted by certain limitations now imposed under the Internal Revenue Code. The SERP is unfunded, but the associated liability has been accrued and will be reflected on the Company's financial statements. No benefits under the Pension Plan or the SERP become vested until the earlier of
(a) the participant's attainment of age 65 or (b) the completion of five or more years of vesting service (as defined under the Pension Plan). With respect to the SERP, an executive can become vested upon the incurrence of a total and permanent disability while employed by the Company as determined by the Board of Directors or the Compensation Committee. The Compensation Committee also has the power to grant a participant vested status with respect to the SERP even if he does not meet the foregoing requirements. In December 1999 the SERP was amended to give Mr. Stine credit for 1.875 years of service for each year of actual service, to allow him to receive benefits calculated on the basis of up to 30 years of service instead of the 25-year maximum applicable to other participants and to impose an overall formula limit on his maximum monthly retirement benefit. Under the amendment, if Mr. Stine remains in the employ of the Company and retires at age 65, he would receive benefits based upon 30 years of service.

          The table below illustrates the amount of annual pension benefits payable under the Plan (as increased by amounts payable to eligible executives under the SERP) to persons in particular classifications who work to the normal retirement age of 65.


 Five Year Final                                                     Years of Service
 Average Annual                            -----------------------------------------------------------------------
  Compensation                                     10                20               25         30 or more
-----------------                                  --                --               --         ----------
    $ 100,000                                 $12,439           $24,879          $31,098            $37,318
      150,000                                  20,689            41,379           51,723             62,068
    * 200,000                                  28,939            57,879           72,348             86,818
      250,000                                  37,189            74,379           92,973            111,568
      300,000                                  45,439            90,879          113,598            136,318
      350,000                                  53,689           107,379          134,223            161,068
      400,000                                  61,939           123,879          154,848            185,818
      450,000                                  70,189           140,379          175,473            210,568
      500,000                                  78,439           156,879          196,098            235,318
      550,000                                  86,689           173,379          216,723            260,068
      600,000                                  94,939           189,879          237,348            284,818

 * Current maximum annual compensation limit for all qualified plan benefit calculation purposes. (IRC 401(a)(17)).

          For purposes of pension benefits, earnings consist of compensation determined in the manner reflected in the preceding Summary Compensation Table, except that for pension benefit purposes, bonuses are included in the year paid instead of in the year accrued and amounts under "All Other Compensation" are not counted. The benefits presented are straight life annuity amounts and are determined based on the benefit formula required by the Plan, which conforms to the regulations of the Internal Revenue Service and ERISA. The benefits presented reflect deductions for Social Security as required by the Plan. The amounts of compensation for 2001 that could affect the five-year final average annual compensation of the executives named in the Summary Compensation Table if they are retired are: Mr. Stine - $459,182; Mr. Mullins - $225,493; Mr. Lyda - $223,968; Mr. Warren - $135,000; and Mr. Drew - $112,500. The credited years of service under the Plan and the SERP as of December 31, 2001, for those named in the Summary Compensation Table are: Mr. Stine - 9.375 years, Mr. Mullins - 8 years, and Mr. Lyda - 11 years, Mr. Warren - 1 year, and Mr. Drew - 0 years. In addition, Mr. Warren has a vested pension benefit from his prior employment with the Company from 1988 to 1994. All employees having one year in service with the Company participate in the Plan, including all current officers of the Company other than Dana C. Severy, Senior Vice President-Residential and Resort Properties, who joined the Company in September 2001.

Certain Transactions

          In December 2000 the Company offered to its stockholders the right to purchase 1,578,947 additional shares of its Common Stock for a purchase price of $19 per share or an aggregate of $30 million. In connection with that offering the Company entered into an agreement with Third Avenue Trust (acting on behalf of Third Avenue Value Fund, Third Avenue Small-Cap Value Fund and Third Avenue Real Estate Value Fund) and a private investment fund managed by Carl Marks Management Company, L.P. to purchase any of the shares offered to the extent that the gross proceeds to the Company from the offering to its stockholders were less than $30 million. The price payable per share under the agreement was the same as the price in the offering to the stockholders, $19 per share, and the respective obligations of the purchasers were proportional to the number of shares of Company common stock owned by each of them at the time the agreement was entered into. In addition the purchasers committed to exercise their own pro rata rights to purchase shares in the offering as stockholders but not to exercise their rights to purchase additional shares in the offering which other stockholders declined to purchase. Because the offering to the stockholders was oversubscribed, none of the purchasers purchased any shares pursuant to this agreement, but the Company reimbursed the Carl Marks Management Company, L.P. investment fund $45,000 for its Hart-Scott-Rodino filing fees incurred in connection with the offering.

          Martin J. Whitman, a director of the Company until he retired in May 2001, is Chairman of the Board and Chief Executive Officer of Third Avenue Trust and EQSF Advisers, Inc., investment advisor to Third Avenue Trust, and is Chairman of the Board, Chief Executive Officer and Chief Investment Officer of M.J. Whitman Advisers, Inc., an affiliate of EQSF Advisers, Inc. Third Avenue Value Fund and the other funds listed in footnote 3 on page 3 owned beneficially an aggregate of 3,848,935 shares of Common Stock of the Company as of March 20, 2001, and investment accounts managed by M.J. Whitman Advisers, Inc. owned an additional 32,119 shares as of March 20, 2001. These shares in the aggregate constituted approximately 27.16% of the outstanding shares of Common Stock of the Company on March 20, 2001. Robert C. Ruocco, a director of the Company, is a General Partner of Carl Marks Management Company, L.P., and investment funds managed by it owned an aggregate of 792,838 shares or approximately 5.55% of the outstanding shares of Common Stock of the Company as of March 20, 2001.

Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

          The policies recommended by the Compensation Committee and adopted by the Board of Directors for determining the compensation of executive officers for 2001 were essentially the same as for 2000 with total compensation consisting of three components: salary, cash bonuses and stock options. The percentages of total compensation represented by salary, bonuses and stock options for 2001 were determined by the Committee and the Board. Among the factors considered by the Committee and the Board was a 1999 study provided by an independent consultant for setting compensation for 2000 as well as input from individual members of the Committee and the Board. No specific formulas were used to determine the relative mix of the three forms of compensation, although guidelines for the mix provided by the independent consultant affected the final decisions of the Committee and the Board.


          The salaries for all executives named in the Summary Compensation Table above remained the same for 2001 as they were for 2000, except for Mr. Lyda and Mr. Mullins. The salaries for Mr. Lyda and Mr. Mullins were increased to $170,000 per year for 2001, reflecting the Committee's favorable evaluation of the performance by each of them and the fact that neither of them had received a salary increase since 1999. The Committee also believed that the prior salary levels were below what other companies were paying for comparable positions. Mr. Drew, who joined the Company in March 2001 as Vice President-Commercial and Industrial Development, received a salary based on an annual rate of $135,000 for 2001, and Dana C. Severy, who joined the Company in September 2001 as Senior Vice President-Residential and Resort Properties, received a salary based on an annual rate of $225,000. Mr. Severy would have been included in the Summary Compensation Table above if he had been employed for the entire year. The amounts of the salaries of Mr. Drew and Mr. Severy were determined based upon information available to Mr. Stine and Committee members as to what other companies were paying for comparable positions and negotiations with each of the executives.

          For 2001 executives other than Mr. Severy and Mr. Drew had the opportunity to earn bonus compensation ranging from 22% to 79% of base salary for Mr. Stine and 19% to 57% for other executives. Sixty percent of the maximum bonus Mr. Stine could earn was based upon the extent to which he achieved a number of individual performance objectives relating to the business development, operations and staffing of the Company, and forty percent was based upon the revenues and income of the Company. Of the portion of the bonus based upon individual objectives, Mr. Stine earned 67% of the maximum that could be earned, and of the portion based upon the revenues and income of the Company he earned 40% of the maximum.

          For the two executives in charge of particular operating divisions, Mr. Warren, Vice President, Property Management and Ranch Operations, and Dennis Atkinson, Vice President, Agriculture, the portion of the maximum bonus that could be earned by each of them based upon their individual performance objectives was 50%, the portion based upon division revenues and income was 35% and the portion based upon Company revenues and income was 15%. For Mr. Lyda, whose performance does not relate to any particular division of the Company, 60% of the bonus was based upon achieving individual performance objectives and 40% was based upon the Company's revenues and income. For Mr. Mullins, whose performance also does not relate to any particular division of the Company, those percentages were 65% and 35%, respectively. Mr. Drew's bonus for 2001 was an agreed minimum of $35,000 and Mr. Severy's bonus was an agreed $30,000, reflecting the fact that he was employed for a shorter portion of the year.

          The Company has adopted a long-term compensation plan that contemplates the granting of stock options on a periodic basis in the discretion of the Board of Directors pursuant to the Company's 1998 Stock Incentive Plan. The Committee believes that stock options are a desirable form of long-term compensation because they more closely align the interests of the executives with those of the stockholders. For 2001 the Committee recommended, and the Board approved, the granting of options to purchase an aggregate of 305,000 shares of Common Stock of the Company to the five executive officers named in the Summary Compensation Table. Of that amount 167,500 shares were the options granted to Mr. Stine. These options for all executives were intended to be for both 2001 and 2000, since no options were granted for 2000. In addition, Mr. Severy, who is not included in the Summary Compensation Table, was granted an option to purchase 25,000 shares. The number of shares subject to options granted to each executive reflects the nature of his duties as well as a subjective evaluation of the executive's performance and/or potential.

                                Dan T. Daniels (Chairman), Rayburn S. Dezember, Norman Metcalfe, Robert C. Ruocco

                                Members of the Compensation Committee

Performance Graph

         The following graph is a comparison of cumulative total shareowner returns for the Company, the Dow Jones Equity Market Index, and the Dow Jones Real Estate Index for the period shown.


[GRAPH]

                                  1997         1998         1999      2000         2001
                                 ----------------------------------------------------------
        TEJON RANCH              71.76%      -18.31%       17.75%    -18.99%       24.27%
        DJ EQUITY MKT            34.06%       27.34%       20.37%    -9.27%       -20.08%
        DJ REAL ESTATE           18.96%      -22.54%       -6.83%    27.52%        11.80%

         The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Performance Graph by reference.

         The Dow Jones Real Estate Index, for the most part, includes companies which, unlike the Company, are principally engaged in the active phases of commercial land development and which have revenues substantially greater than those of the Company. The Company is unaware of any industry or line-of-business index that is more nearly comparable.

                         INDEPENDENT PUBLIC ACCOUNTANTS

           Ernst & Young LLP has been selected by the Board of Directors to serve as the Company's independent public accountants for the year 2002 and served in that capacity for the year ended December 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

           Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Forms 10-Q for that year were $129,550.

           All Other Fees. The aggregate fees billed by Ernst & Young LLP for all other services not referred to above for the year ended December 31, 2001 were $52,300.

           The Audit Committee of Board of Directors considered whether the provision of the services referred to above under the heading "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


           The Audit Committee of the Board of Directors has furnished the following report:

           The Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

           In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independent from the Company and its management. The Audit Committee has also considered whether the independent auditors' providing of [information technology services and] other non-audit services to the Company is compatible with their independence.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

                  Otis Booth, Jr. (Chairman), Craig Cadwalader, Dan T. Daniels, George G.C. Parker, Kent G. Snyder and Geoffrey L. Stack

                  Members of the Audit Committee

                                     OTHER

          Financial Information. The Company's Annual Report to Stockholders accompanies this Proxy Statement. Copies of the Company's Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) filed with the Securities and Exchange Commission may be obtained without charge by calling or writing Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243, (661) 248-3000.

          Stockholder Proposals. A stockholder's proposal will be considered at the 2002 Annual Meeting of Stockholders only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 2003 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 10, 2002.

          Other Business. Management does not know of any matter to be acted upon at the meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

          Stockholders are urged to sign and return their proxies without delay.

                                   For the Board of Directors,


                                   RAYBURN S. DEZEMBER, Chairman of the Board
                                   DENNIS MULLINS, Secretary

April 10, 2002

                                   APPENDIX
                                   --------

                                TEJON RANCH CO.

                            AUDIT COMMITTEE CHARTER

Organization

The audit committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. The board of directors shall also designate one member as the "Chair." Members of the committee shall be considered independent only if they have no relationship that may interfere with the exercise of their independence from management and the Company and if they meet the restrictions set forth in
Section 303.01(B)(3) of the New York Stock Exchange Rules. All committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise. The independence, financial literacy and accounting or related financial management expertise of committee members shall be determined by the board of directors in the exercise of its business judgment.

Responsibilities and Processes

The primary responsibility of the audit committee is to act on behalf of the board of directors in fulfilling the board's oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. The policies and procedures of the committee in carrying out its responsibilities shall remain flexible in order to best react to changing conditions and circumstances. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

..         The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representative of the Company's stockholders. The committee and the board of directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The committee shall be responsible for ensuring that the independent auditors submit on a periodic basis to the committee a formal written statement delineating all relationships between the independent auditors and the Company. In addition the committee shall engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and the committee shall be responsible for recommending that the board of directors take appropriate action in response to the independent auditors' reports to satisfy itself of the independent auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

..         The committee shall discuss with the independent auditors the overall scope and plans for their audits including the scope, timing, adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, at least once annually, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

..         The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of these discussions.

..         The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of management and the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

..         The committee shall review and reassess the adequacy of the charter at least annually and make recommendations to the board of directors as to any changes in the charter.

..         The committee shall report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

________________________________________________________________________________


                             TEJON RANCH CO. PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2002, and hereby appoints RAYBURN S. DEZEMBER and ROBERT A. STINE as proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote all shares of Common Stock of Tejon Ranch Co. held of record by the undersigned on March 20, 2002, at the Annual Meeting of Stockholders to be held on May 7, 2002, or any adjournment or postponement thereof.

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

                          (Continued on reverse side)

     PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING
ENVELOPE.


________________________________________________________________________________
                            .FOLD AND DETACH HERE.

                                TEJON RANCH CO.
                        Annual Meeting of Stockholders
                            May 7, 2002, 9:30 a.m.
                            Beale Memorial Library
                                  Auditorium
                              701 Truxtun Avenue
                         Bakersfield, California 93301

____________________________________________________________________________________________________________________________________
                                                                                                      Please mark [X]
                                                                                                      your votes
                                                                                                      as indicated

                                   FOR all nominees           WITHHOLD
                                 listed below (except     AUTHORITY to vote
                                  as written to the       for ALL nominees
                                   contrary below)          listed below
1. Election of four directors            [_]                     [_]
   (Class III)


01 JOHN L. GOOLSBY                02 NORMAN METCALFE
03 KENT G. SNYDER                 04 MICHAEL H. WINER

INSTRUCTION: To withhold authority to vote for any individual nominee write in the nominee's name(s) in the space below:

_______________________________________________________________________


                                                                                      This Proxy, when properly executed, will be
                                                                                      voted in the manner directed herein by the
                                                                                      undersigned. If no direction is made, this
                                                                                      proxy will be voted for the election of
                                                                                      directors listed above.

                                                                                      Date _________________________________________

                                                                                      ______________________________________________
                                                                                      Signature(s)

                                                                                      ______________________________________________
                                                                                      Signature(s)

                                                                                      Please sign exactly as your name appears. When
                                                                                      shares are held by joint tenants, both should
                                                                                      sign. When signing as attorney, executor,
                                                                                      administrator, trustee or guardian, please
                                                                                      give full title as such. If a corporation,
                                                                                      please sign in full corporate name by
                                                                                      President or other authorized officer. If a
                                                                                      partnership, please sign in partnership name
                                                                                      by authorized person.

____________________________________________________________________________________________________________________________________
                                                     . FOLD AND DETACH HERE .

                                TEJON RANCH CO.
                        Annual Meeting of Stockholders
                            May 7, 2002, 9:30 a.m.
                            Beale Memorial Library
                                  Auditorium
                              701 Truxtun Avenue
                         Bakersfield, California 93301